UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) January 9, 2009
NOVAVAX, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-26770	22-2816046
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9920 Belward Campus Drive Rockville, Maryland	20850
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (240) 268-2000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities
On Friday January 9, 2009, Novavax Inc., (the “Company”) committed to, and executed, a plan of termination that resulted in a reduction of its workforce by 18 employees or approximately 20% of its workforce in order to reduce operating expenses and focus on its key programs. The Company is expected to record a charge of approximately $190,000 in the first quarter of 2009 for related severance costs. These actions will allow the Company to reduce cash spending on an operating basis by approximately 20% compared to the cash spending in 2008. The reduction in force also coincides with a reduced work scope for 2009. The projected lower spending in 2009 is aligned with a continued investment in the key strategic value drivers of the Company. After this restructuring, Company will continue development of its seasonal influenza vaccine and further advance its RSV and VZV pre-clinical programs. Commercialization efforts for its pandemic and seasonal influenza vaccine will also continue as planned.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized

Novavax, Inc. (Registrant)
January 15, 2009	By:	/s/ Len Stigliano
		Name:	Len Stigliano
		Title:	Vice President, Treasurer and Chief Financial Officer